Exhibit 10.2

MUTUAL TERMINATION AND RELEASE AGREEMENT

This MUTUAL TERMINATION AND RELEASE AGREEMENT (this “Agreement”) is entered into and made effective as of May 19, 2024 (the “Effective Date”), and is by and between: (1) CP ACQUISITIONS, LLC, a Delaware limited liability company (the “CP”), and (2) GIC ACQUISITION LLC, a Delaware limited liability company (the “GIC”), on the one hand, and (3) NATURE’S MIRACLE HOLDING INC., a Delaware corporation (the “Nature’s Miracle”). CP, GIC and Nature’s Miracle are herein after sometimes referred to collectively as the “Parties” and individually as a “Party.”

BACKGROUND

A. WHEREAS, CP, GIC and Nature’s Miracle entered into that Certain Debt Purchase Binding Term Sheet dated as of April 17, 2024 (the “Debt Purchase Term Sheet”).

B. WHEREAS, CP, GIC and Nature’s Miracle entered into a Debt Purchase Agreement dated as of May 16, 2024 (the “Debt Purchase Agreement”); Any capitalized term used but not otherwise defined herein shall have the meaning set forth in the Debt Purchase Agreement.

C. WHEREAS, CP, GIC and Nature’s Miracle have determined that it is in the best interest of their respective entities to terminate the Debt Purchase Term Sheet.

D. WHEREAS, Section 8.1(a) of the Debt Purchase Agreement provides that the Debt Purchase Agreement may be terminated at any time prior to the Merger Effective Time by mutual written consent of each of CP, GIC and Nature’s Miracle.

E. WHEREAS, CP, GIC and Nature’s Miracle have determined that it is in the best interest of their respective companies or entities and their respective shareholders or members as the case may be to terminate the Debt Purchase Agreement in accordance with the terms hereof and to mutually release each other of any Claims (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

TERMINATION

NOW, THEREFORE, incorporating the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. CP, GIC and Nature’s Miracle each mutually agree to terminate the Debt Purchase Agreement, effective as of the execution of this Agreement, such agreement constituting the requisite mutual agreement and written consent required to terminate the Debt Purchase Agreement pursuant to Section 8.1(a) of the Debt Purchase Agreement and otherwise as may be required pursuant to applicable law.

2. CP, GIC and Nature’s Miracle each agree that the Debt Purchase Agreement is hereby and forthwith void and without effect, and notwithstanding anything in the Debt Purchase Agreement (including Section 8.2 thereof) to the contrary, none of CP, GIC and Nature’s Miracle, any of their respective affiliates or any of the officers, directors, employees and members, shareholders of any of them shall have any liability of any nature whatsoever under the Debt Purchase Agreement or in connection with the transactions contemplated by the Debt Purchase Agreement or the termination thereof.

3. CP, GIC and Nature’s Miracle hereby confirm and acknowledge that the Debt Purchase Agreement is hereby terminated and is null and void and of no further force or effect.

4. In consideration of the covenants, agreements and undertakings of the Parties under this Agreement, effective upon the execution of this Agreement each Party, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, members, successors and assigns (collectively, “Releasors”) hereby releases, waives, and forever discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, successors and assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law or equity (collectively, “Claims”), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Agreement relating to or arising out of the Debt Purchase Agreement or the transactions contemplated thereby, except for this Agreement.

5. Each Party hereby represents and warrants to the other Parties that, as applicable (a) such Party has full corporate power and authority to execute and deliver this Agreement, (b) the execution and delivery of this Agreement, the termination of the Debt Purchase Agreement and consummation of the other transactions contemplated hereby have been duly and validly approved by the Board of Directors of such Party or in case of CP and GIC in accordance with their respective Articles of Organization and Operating Agreement, (c) no other corporate proceedings on the part of such Party are necessary to approve this Agreement or the termination of the Debt Purchase Agreement or to consummate the other transactions contemplated hereby and (d) this Agreement has been duly and validly executed and delivered by such Party (assuming due authorization, execution and delivery by the other Parties) and constitutes a valid and binding obligation of such Party, enforceable against such party in accordance with its terms (except in all cases as such enforceability may be limited by the Enforcement Limitations).

7. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto. Any agreement on the part of a Party hereto to any extension or waiver of the Agreement shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8. The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of a provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. As used herein, the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Body or other entity of any kind or nature and an “affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person.

9. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by CP, GIC or Nature’s Miracle (whether by operation of law or otherwise) without the prior written consent of each of the other Parties (which may be withheld by such other party in its sole discretion). Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the CP, GIC and Nature’s Miracle and the Company and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the Parties hereto and all Releasees as third-party beneficiaries hereof, any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

10. The provisions of Sections 9.2, 9.3, 9.5, 9.7, 9.8, 9.9, 9.11, 9.12, 9.13 and 9.14 of the Debt Purchase Agreement are incorporated into, and shall apply to, this Agreement, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

NATURE’S MIRACLE HOLDING INC.,
a Delaware corporation

By:	/s/ Tie (James) Li
Name:	Tie (James) Li
Title:	Chief Executive Officer

CP ACQUISITIONS, LLC,
a Delaware limited liability company

By:	/s/ Raymond Chang
Name:	Raymond Chang
Title:	Manager

GIC ACQUISITION LLC,
a Delaware limited liability company

By:	/s/ Raymond Chang
Name:	Raymond Chang
Title:	Manager

Agreed and acknowledged by:

AGRIFY CORPORATION,
a Nevada corporation

By:	/s/ Raymond Chang
Name:	Raymond Chang
Title:	Chief Executive Officer

[Signature Page to Mutual Termination and Release Agreement]